EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Synthetic Biologics, Inc.

Rockville, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2016, relating to the consolidated financial statements and the effectiveness of Synthetic Biologics, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Troy, Michigan
August 30, 2016